SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               BRENTON BANKS, INC.
             (Exact name of registrant as specified in its Charter)

          Iowa                                      42-0658989

(State or other jurisdiction)           (I.R.S. Employer incorporation or
                                         organization Identification Number)

                            Suite 300, Capital Square
                                400 Locust Street
                             Des Moines, Iowa 50309
                    (Address of principal executive office)

                               BRENTON BANKS, INC.
           BRENTON BANKS, INC. - LONG-TERM STOCK COMPENSATION PLAN
                            (Full Title of the Plan)

                                Steven T. Schuler
                            Suite 300, Capital Square
                                400 Locust Street
                             Des Moines, Iowa 50309
                    (Name and address of agent for service)

                                  515/237-5100
        (Telephone number, including area code, of agent for service)

                                    Copies to:
      Brown, Winick, Graves, Donnelly, Baskerville and Schoenebaum, P.L.C.
                 Suite 1100, Two Ruan Center, 601 Locust Street
                             Des Moines, Iowa 50309

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box. / X /

                                    CALCULATION OF REGISTRATION FEE
______________________________________________________________________________________________
Title of Securities | Amount to be | Proposed Maximum | Proposed Maximum   |   Amount of
to be Registered    |  Registered  |  Offering Price  | Aggregate Offering | Registration Fee
                    |              |    Per Share*    |       Price        |
___________________   ____________   ________________   __________________   _________________
Common Stock        |   360,000    |     $18.875      |   $6,795,000.00    |      $2,345.00
$5 par value        |   Shares     |                  |                    |
______________________________________________________________________________________________

          *This price is estimated solely for the purpose of calculating the registration fee.


      Approximate date of commencement of proposed sales pursuant to the Plan:
As soon as practicable after the effective date of this Registration
Statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference. The following documents filed by Brenton Banks, Inc. with the Securities and Exchange Commission are incorporated in and are hereby made a part of this registration statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

          1. Brenton Banks, Inc.'s annual report on Form 10-K for the year ended December 31, 1993.

          2. The description of Common Shares on Form 10-K for the year ended December 31, 1993.

          3. From the date of filing of such documents, all documents filed by Brenton Banks, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities.

              Not applicable.

Item 5.  Interests of Named Experts and Counsel.

              Not applicable.

Item 6.  Indemnification of Officers and Directors.

                                 INDEMNIFICATION

Statutory Indemnification.

     In general Iowa Code Chapter 490 governs the circumstances under which the Company shall or may indemnify a present or former director of the Company. Iowa Code Section 490.850 to 490.858 provide for three types of indemnification: (i) mandatory indemnification; (ii) permissive indemnification; and (iii) court ordered indemnification.

     Mandatory indemnification of directors of the Company is required by Iowa Code Section 490.852, when the director is made a party to the proceeding by reason of his or her position with the Company and the director has been wholly successful, on the merits or otherwise. A director entitled to mandatory indemnification shall be indemnified against reasonable expenses incurred in the proceeding.

     Permissive indemnification of directors is governed by Iowa Code Section
490.851. In proceedings brought in the name of the corporation, the director may be entitled to indemnification for reasonable expenses if he or she is not adjudged liable to the corporation. In other proceedings, the director may be indemnified for judgments, fines, penalties, settlements and reasonable expenses. To be eligible for any permissive indemnification, the individual must meet certain standards of conduct which require: (i) the person must have acted in good faith and (ii) that the person reasonably believed that the actions were in the best interests of the corporation if he or she was acting in an official capacity or that the actions were not opposed to the best interests of the corporation if he or she was not acting in an official capacity. However, permissive indemnification is not allowed if the individual receives an improper personal benefit from his or her actions.

     Court ordered indemnification is available when a director is entitled to mandatory or permissive indemnification. Additionally, court ordered indemnification is available when indemnification is provided by the corporation's articles, bylaws, general or specific action of the board of directors or by contract.

     Unless limited by the corporation's articles of incorporation, an officer of the corporation is entitled to mandatory indemnification under Iowa Code
Section 490.852, and is entitled to apply for court ordered indemnification under Iowa Code Section 490.854, in each case to the same extent as a director. A corporation may indemnify an officer, employee, or agent who is not a director to the same extent as a director.

Indemnification Provisions of Articles and Bylaws.

     Iowa Code Section 490.858 permits Iowa corporations to adopt provisions regarding indemnification in addition to those provided by statute, provided that no indemnification will be made to a director for (i) breach of the director's duty of loyalty to the corporation or stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for a transaction from which the director derives an improper personal benefit, or (iv) a violation under Iowa Code
Section 490.833. To the extent applicable the foregoing provisions apply to the indemnification of officers of the corporation. Additionally, indemnification in connection with proceedings by or in the right of the corporation are limited to the reasonable expenses incurred in connection with the proceeding.

     In addition to the Iowa statutes explained above, Article VII of the Parent Company's Articles of Incorporation and Article X of the Parent Company's Bylaws contain the following provisions regarding indemnification of directors and officers.

     ARTICLE VII OF THE PARENT COMPANY'S ARTICLES OF INCORPORATION:

                                   ARTICLE VII

                   Indemnification of Directors and Officers

                                 *     *     *

     2. Indemnification. The Corporation shall indemnify a director of this corporation, and each director of this corporation who is serving or has served at the request of this corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent possible against expenses, including attorneys' fees, judgments, penalties fines, settlements and reasonable expenses actually incurred by such director or person relating to his conduct as a director of this corporation or as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, except that the mandatory indemnification required by this sentence shall not apply
     (i) to a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for a transaction from which a director derived an improper personal benefit, (iv) under Section 496A.44 of the

     Iowa Business Corporation Act, or (v) against judgments, penalties, fines and settlements arising from any proceeding by or in the right of the corporation, or against expenses in any such case where such director shall be adjudged liable to the corporation.



     ARTICLE X OF THE PARENT COMPANY'S BYLAWS:

     ARTICLE X.  Indemnification of Directors and Officers.

     The Corporation shall indemnify an officer of this corporation, and each officer of this corporation who is serving or has served at the request of this corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent possible against expenses, including attorneys' fees, judgments, penalties, fines, settlements and reasonable expenses actually incurred by such director or person relating to his conduct as a director of this corporation or as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, except that the mandatory indemnification required by this sentence shall not apply (i) to a breach of the officers' duty of loyalty to the corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for a transaction from which a officer derived an improper personal benefit, (iv) under Section 496A.44 of the Iowa Business Corporation Act, or (v) against judgments, penalties, fines and settlements arising from any proceeding by or in the right of the corporation, or against expenses in any such case where such officer shall be adjudged liable to the corporation.

Non-liability Provisions.

Pursuant to Iowa Code Section 490.832, the Company has adopted a provision in its articles eliminating the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such limitation of liability shall not apply
(i) to a breach of the officers' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for a transaction from which a officer derived an improper personal benefit or under Iowa Code Section 490.833.

Item 7.  Exemption from Registration Claimed.

              Not applicable.

Item 8. Exhibits. The following exhibits are filed as a part of this Registration Statement:


     Exhibit No.

         5 Opinion of Brown, Winick, Graves, Donnelly, Baskerville and Schoenebaum, P.L.C. to legality of securities being registered and consent to reference to it in the Registration Statement.

      23.1 The consent of Brown, Winick, Graves, Donnelly, Baskerville and Schoenebaum, P.L.C., contained in the opinion submitted as Exhibit 5 hereto. The consent of Brown, Winick, Graves, Donnelly, Baskerville and Schoenebaum, P.L.C., is incorporated by reference from Exhibit 5 of this Registration Statement.

       23.2 The consent of Peat Marwick Main & Co. to the incorporation by reference to the Company's 1993 audited financial statements from the Company's Form 10-K for its fiscal year ending December 31, 1993.


Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change to such information in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's latest annual report to stockholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where such interim financial information required to be presented by Article 3 of the Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an Appendix to form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, State of Iowa, of the 25th day of April, 1994.



                              BRENTON BANKS, INC.




                     By  s/C. Robert Brenton

                     Chairman of the Board of Directors
                              C. ROBERT BRENTON

                        Date:  April 25, 1994





     Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on this 25th day of April, 1994.


                     By  s/William H. Brenton

                     Chairman of the Executive Committee,
             Vice Chairman of the Board of Directors and Director
                              WILLIAM H. BRENTON
                         Principal Executive Officer

                       Date:    April 25, 1994




                     By  s/C. Robert Brenton

                      Chairman of the Board and Director
                               C. ROBERT BRENTON
                          Principal Executive Officer

                       Date:    April 25, 1994

                     By  s/Junius C. Brenton


                       President (1990-1993) and Director
                               JUNIUS C. BRENTON
                          Principal Executive Officer


                       Date:    April 25, 1994





                     By  s/Robert L. DeMeulenaere

                             President and Director
                             ROBERT L. DEMEULENAERE


                       Date:    April 25, 1994





                     By   s/Steven T. Schuler

                       Vice President/Treasurer/Secretary
                                STEVEN T. SCHULER
                             Chief Financial Officer

                       Date:    April 25, 1994





                       By  s/Thea H. Oberlander

                              Corporate Controller
                               THEA H. OBERLANDER

                       Date:    April 25, 1994





                               BOARD OF DIRECTORS



                     By  s/R. Dean Duben

                                 R. DEAN DUBEN

                       Date:    April 25, 1994





                     By  s/Thomas R. Smith

                                THOMAS R. SMITH

                       Date:    April 25, 1994

                               BRENTON BANKS, INC.
                                  EXHIBIT INDEX


Exhibit Table                                                  Page Number in
   Number                        Exhibit                     Sequential System


      5       Opinion of Brown, Winick, Graves, Donnelly,
              Baskerville and Schoenebaum, P.L.C., to
              legality of securities being registered and
              consent to reference to it in the Registration
              Statement.                                            10

    23.1      The consent of Brown, Winick, Graves, Donnelly,
              Baskerville and Schoenebaum, P.L.C., contained
              in the opinion submitted as Exhibit 5 hereto.
              The consent of Brown, Winick, Graves, Donnelly,
              Baskerville and Schoenebaum, P.L.C., is
              incorporated by reference from Exhibit 5 of
              this Registration Statement.                          13

    23.2      The consent of Peat Marwick Main & Co. to the
              incorporation by reference to the Company's 1993
              audited financial statements from the Company's
              Form 10-K for its fiscal year ending December 31,
              1993.                                                 14